Exhibit 10.1.6.5

FIFTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Fifth Amendment”) is entered into on February 25, 2013, by and between Wynn Resorts, Limited (“Employer”) and John Strzemp (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of August 31, 2005, as amended (collectively, the “Agreement”); and

WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

1. Term. Section 6 of the Agreement is amended to provide that the Term shall expire on March 31, 2017.

2. Base Salary. Section 8(a) of the Agreement is amended to provide that effective February 21, 2013, Base Salary paid to Employee shall be Seven Hundred Fifty Thousand Dollars ($750,000) per annum.

3. Equity Grant. The Compensation Committee of the Board of Directors of Wynn Resorts, Limited has approved that Employee be granted 25,000 shares of restricted stock of Wynn Resorts, Limited common stock pursuant to the Wynn Resorts, Limited 2002 Stock Incentive Plan. Such grant of restricted stock shall vest in accordance with the following schedule:

a.	2,500 shares on February 21, 2014,
b.	2,500 shares on February 21, 2015,
c.	2,500 shares on February 21, 2016 and
d.	17,500 shares on February 21, 2017.

Employee and Employer shall enter into a separate restricted stock agreement setting forth all the terms and conditions of the restricted stock grant.

4. Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED		EMPLOYEE

By:	/s/ Marc D. Schorr	/s/ John Strzemp
	Marc D. Schorr	John Strzemp
Chief Operating Officer